UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 9, 2024
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	98-1436377
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Buiding B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 9, 2024, Establishment Labs Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with select institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 1,101,565 common shares (the “Shares”) of the Company, no par value per share (the “Common Shares”), and (ii) in lieu of Common Shares, pre-funded warrants providing for the purchase, upon exercise, of an aggregate of 898,435 Common Shares (the “Pre-Funded Warrants”). The Pre-Funded Warrants are exercisable immediately and until exercised in full.
The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties.
The closing of the Private Placement is expected to occur on or about January 12, 2024. The Private Placement is expected to result in gross proceeds to the Company of approximately $50 million. The Company intends to use the net proceeds from the Private Placement for working capital and other general corporate purposes.
The Shares, the Pre-Funded Warrants, and the Common Shares issuable upon the exercise of the Pre-Funded Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to an exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.
In connection with the Private Placement, the Company entered into a registration rights agreement, dated January 9, 2024 (the “Registration Rights Agreement”), with the Investors, pursuant to which, among other things, the Company will (i) prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or a prospectus supplement to the Company’s Form S-3 (File No. 333-271418)) to register for resale the Shares and the Common Shares issuable upon the exercise of the Pre-Funded Warrants within 30 calendar days of the closing of the Private Placement, and (ii) use commercially reasonable efforts to have the registration statement declared effective, if not automatically effective upon filing, as soon as reasonably practicable after such registration statement has been filed with the SEC. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.
The foregoing description of the material terms of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the form of Pre-Funded Warrant and the Registration Rights Agreement, which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
On January 9, 2024, the Company issued a press release announcing certain of its consolidated preliminary estimates of unaudited financial results for the quarter and year ended December 31, 2023. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 2.02 by reference.
The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares, the Pre-Funded Warrants and the Common Shares issuable upon the exercise of the Pre-Funded Warrants is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 9, 2024, the Company issued a press release announcing the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant to Purchase Common Shares
10.1	Securities Purchase Agreement, dated January 9, 2024
10.2	Registration Rights Agreement, dated January 9, 2024
99.1	Press Release dated January 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	January 9, 2024	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Chief Financial Officer